                                                                     EXHIBIT 4.3


================================================================================


                         SECOND SUPPLEMENTAL INDENTURE

                         dated as of           , 2001

                                      to

                                   INDENTURE

                         dated as of November 1, 2000

                       AMEREN ENERGY GENERATING COMPANY

                                      to

                       THE BANK OF NEW YORK, as Trustee


================================================================================


                                 $425,000,000

              $225,000,000  7.75% Senior Notes, Series C Due 2005
              $200,000,000  8.35% Senior Notes, Series D Due 2010

     SECOND SUPPLEMENTAL INDENTURE (the "Second Supplemental Indenture"), dated
as of          , 2001, to the Indenture, dated as of November 1, 2000 (the
"Original Indenture"), from AMEREN ENERGY GENERATING COMPANY, an Illinois corporation (together with its successors and assigns, the "Issuer"), its principal office and mailing address being at One Ameren Plaza, 1901 Chouteau Avenue, P.O. Box 66149, St. Louis, Missouri 63166-6149, to THE BANK OF NEW YORK, as trustee (the "Trustee"), its office and mailing address being at 101 Barclay Street, New York, New York 10286.

                             W I T N E S S E T H:

     WHEREAS, the Issuer and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of the Issuer's Securities (as defined in the Original Indenture) to be issued in one or more series;

     WHEREAS, Sections 2.1 and 7.1 of the Original Indenture provide, among other things, that the Issuer and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the designation, form, terms and provisions of Securities of any series as permitted by Sections 2.1 and 7.1 of the Original Indenture;

     WHEREAS, the Issuer has heretofore issued two (2) series of Securities designated (i) 7.75% Senior Notes, Series A due 2005 (the "Series A Notes") and
(ii) 8.35% Senior Notes, Series B due 2010 (the "Series B Notes" and, together with the Series A Notes, the "Old Notes");

     WHEREAS, the Old Notes were sold to a group consisting of Lehman Brothers Inc., Chase Securities Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc. and BNY Capital Markets, Inc. (collectively, the "Initial Purchasers");

     WHEREAS, sales and transfers of the Old Notes are restricted to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and qualified buyers outside the United States pursuant to Regulation S under the Securities Act;

     WHEREAS, the Issuer and the Initial Purchasers entered into a Registration Rights Agreement, dated as of November 1, 2000 (the "Registration Rights Agreement"), pursuant to which the Issuer agreed, for the benefit of the Holders of the Old Notes, to file a registration statement relating to an exchange offer allowing the Holders of the Old Notes to exchange their transfer restricted Old Notes for a new series of notes that are identical in all material respects to the Old Notes except that the new series of notes will not contain the transfer restrictions or registration rights (and certain related liquidated damages provisions) applicable to the Old Notes and the new series of notes would be registered under the Securities Act;

     WHEREAS, the Issuer (i) desires the issuance of two (2) series of Securities to be designated as hereinafter provided and (ii) has requested the Trustee to enter into this Second Supplemental Indenture for the purpose of establishing the designation, form, terms and provisions of the Securities of such series;

     WHEREAS, the Original Indenture restricts the Issuer from incurring any Indebtedness other than Permitted Indebtedness (each as defined in the Original Indenture), which expressly includes the two (2) series of Securities established hereby;

     WHEREAS, all action on the part of the Issuer necessary to authorize the issuance of said Securities under the Original Indenture and this Second Supplemental Indenture (the Original Indenture, as supplemented by this Second Supplemental Indenture, being hereinafter called the "Indenture") has been duly taken; and

     WHEREAS, all acts and things necessary to make said Securities, when executed by the Issuer and authenticated and delivered by the Trustee as provided in the Original Indenture, the legal, valid and binding obligations of the Issuer, and to constitute these presents a valid and binding supplemental indenture according to its terms, have been done and performed, and the execution of this Second Supplemental Indenture and the creation and issuance under the Indenture of said Securities have in all respects been duly authorized, and the Issuer, in the exercise of the legal right and power vested in it, executes this Second Supplemental Indenture and proposes to create, execute, issue and deliver said Securities;

     NOW, THEREFORE, in order to establish the designation, form, terms and provisions of, and to authorize the authentication and delivery of, said Securities, and in consideration of the acceptance of said Securities by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Indenture.

                                   ARTICLE II

                            THE TERMS OF THE NOTES
                            ----------------------

     Section 2.1 Terms of 7.75% Senior Notes, Series C due 2005 and 8.35% Senior
                 ---------------------------------------------------------------
Notes, Series D due 2010. (a) There is hereby created one (1) series of
------------------------
Securities designated: 7.75% Senior Notes, Series C due 2005 (the "Series C Notes"). The Series C Notes shall be limited to $225,000,000 aggregate principal amount outstanding less the amount of any Series A Notes which remain outstanding and un-exchanged following completion of the Issuer's exchange offer
for the Series A Notes as contemplated by its prospectus dated            , 2001
(the "Prospectus"). Upon delivery of a written order to the Trustee in accordance with the provisions of Section 2.1 of the Original Indenture, the Trustee shall authenticate and deliver the Series C Notes. Such written order shall specify the amount of the Series C Notes to be authenticated and the date on which such Series C Notes are to be authenticated, which will be the date the Series C Notes are issued in exchange for the Series A Notes.

            (b) There is hereby created one (1) series of Securities designated: 8.35% Senior Notes, Series D due 2010 (the "Series D Notes" and, together with the Series C Notes, the "Exchange Notes"). The Series D Notes shall be limited to $200,000,000 aggregate principal amount outstanding less the amount of any Series B Notes which remain outstanding and un-exchanged following completion of the Issuer's exchange offer for the Series B Notes as contemplated by the Prospectus. Upon delivery of a written order to the Trustee in accordance with the provisions of Section 2.1 of the Original Indenture, the Trustee shall authenticate and deliver the Series D Notes. Such written order shall specify the amount of the Series D Notes to be authenticated and the date on which such Series D Notes are to be authenticated, which will be the date the Series D Notes are issued in exchange for the Series B Notes.

            (c) The Exchange Notes of each series shall be substantially in the form of Exhibit A hereto.

     Section 2.2  Terms of Exchange Notes Issued Hereunder in Global Form.
                  -------------------------------------------------------

            (a) So long as The Depository Trust Company ("DTC") or its nominee is the registered owner or Holder of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Exchange Notes represented by such Global Security for all purposes under the Original Indenture and under the Exchange Notes. No beneficial owner of an interest in a Global Security will be able to transfer that interest except in accordance with DTC's applicable procedures unless the Issuer shall issue certificates for the Exchange Notes in definitive registered form.

            (b) All payments of the principal of, and interest and additional amounts and premium, if any, on, a Global Security will be made to DTC or its nominees, as the registered owners thereof.

            (c) Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

            (d) Certificated definitive Exchange Notes of a series may be in denominations of less than $100,000 to the extent any redemption has reduced such Holder's aggregate holding of such Exchange Notes of the same series to less than $100,000.

            (e) If any redemption affecting the Exchange Notes of a series would result in the amount to be paid to a Holder of such affected Exchange Note in respect of such redemption not to equal $1,000 or an integral multiple thereof, the Issuer shall instruct the Trustee to round the amount to be paid to such Holder to the nearest $1,000 so that the amount to be paid to such Holder equals $1,000 or an integral multiple thereof.

            (f) Except in the limited circumstances described under Section 2.2(g) below, beneficial interest in a Global Security will only be recorded by book-entry and owners of beneficial interest in a Global Security will not be entitled to receive physical delivery of certificates representing Securities.

            (g) If (i) the Issuer notifies the Trustees in writing that DTC or any successor depository is unwilling or unable to continue as a depository for a Global Security or ceases to be a "clearing agency" registered under the Exchange Act and a successor depository is not appointed by the Issuer within 90 days of such notice, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities issued hereunder to be in certificated form or (iii) during an Event of Default, a holder of a beneficial interest in a Global Security requests the issuance of certificated Securities representing such holder's interest then, the Issuer shall issue certificates for the Securities in definitive registered form substantially in the form attached hereto in exchange for the Global Security outstanding.

            (h) The holder of a certificated definitive registered Security may transfer such Security in whole or in part by surrendering it at the Corporate Trust Office of the Trustee in accordance with the terms of the Indenture and such Security.

     Section 2.3  Interest, Principal, Maturity Date and Regular Record Date.
                  ----------------------------------------------------------
Each Exchange Note shall bear interest on the unpaid principal amount thereof from time to time outstanding from the last interest payment date through which interest shall have been paid on the Old Note for which it is exchanged, as the case may be, until such amount is paid in full at the rate of interest set forth in the form of such Exchange Note attached hereto. The principal amount of each Exchange Note shall be due and payable at maturity as set forth in the form of Exchange Note attached hereto.

     Payment of principal of, premium, if any, and interest on the Exchange Notes of each series shall be made, as provided in Sections 2.4, 2.10, 3.2 and
3.4 of the Original Indenture except that the final payment of principal of any series of the Exchange Notes shall be made on the due date therefor to the account of the Holder as such account shall appear in the Security Register, which amount shall be payable upon presentation and surrender of such Exchange Note at the office of the Issuer.

     Each Exchange Note of a series shall mature on the date and in the amounts set forth thereon.

     The record date applicable to the Exchange Notes of each series issued hereunder shall be as set forth in the form of Exchange Note of such series attached hereto.

     All payments of principal and interest with respect to certificated Exchange Notes will be made by bank check mailed on the Interest Payment Date to the address of such Holder on the Security Register or, for Holders of at least U.S. $1,000,000 in aggregate principal amount of Exchange Notes of a series, by wire transfer on the Interest Payment Date to a dollar account maintained by the payee with a bank in The City of New York; provided, that a written request from such Holder to such effect designating such account is received by the Trustee and the Issuer or the paying agent no later than the record date immediately preceding such Interest Payment Date. Unless such designation is revoked, any such designation made by such person with respect to such certificated Exchange Notes will remain in effect with respect to any future payments with respect to such certificated Exchange Note payable to such person.

     Section 2.4  Redemption.
                  ----------

            (a)   Optional Redemption. The Exchange Notes of either series
                  -------------------
issued hereunder are subject to optional redemption, in whole or in part, at any time at the option of the

Issuer at a redemption price equal to the outstanding principal amount of the Exchange Notes of such series being so redeemed plus accrued and unpaid interest thereon to the date fixed for redemption together with the Applicable Premium applicable thereto.

            (b)   Applicable Premium. As used herein, "Applicable Premium" means
                  ------------------
an amount calculated as of the date (the "Determination Date") fixed for the redemption of the Exchange Notes of such series as follows:

            (i) the average life of the remaining scheduled payments of principal in respect of Outstanding Exchange Notes of such series (the "Remaining Average Life") shall be calculated as of the Determination Date;

            (ii) the yield to maturity calculated as of a date not more than five days prior to the Determination Date for the United States Treasury security having an average life equal to the Remaining Average Life of such series and trading in the secondary market at the price closest to the principal amount thereof (the "Primary Issue"); provided, however, that if no United States Treasury security has an average life equal to the Remaining Average Life of such series, the yields (the "Other Yields") for the two maturities of United States treasury securities having average lives most closely corresponding to such Remaining Average Life and trading in the secondary market at the price closest to the principal amount thereof shall be calculated, and the yield to maturity for the Primary Issue shall be the yield interpolated or extrapolated from such Other Yields on a straight line basis, rounding in each of such relevant periods to the nearest month;

            (iii) the discounted present value of the then remaining scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on the Determination Date) in respect of the Outstanding Exchange Notes of such series shall be calculated as of the Determination Date using a discount factor equal to the sum of (x) the yield to maturity for the Primary Issue, plus (y) 25 basis points; and
                                            ----

            (iv) the amount of Applicable Premium in respect of the Exchange Notes of such series to be redeemed shall be an amount equal to (x) the discounted present value of such Exchange Notes to be redeemed determined in accordance with clause (iii) above, minus (y) the
                                                              -----
            unpaid principal amount of such Exchange Notes; provided, however, that the Applicable Premium shall not be less than zero; and

            (v)   such calculation shall be made by an Investment Banker.

     Section 2.5  Registered Notes Issued Upon Exchange. The Exchange Notes
                  -------------------------------------
shall be registered under the Securities Act and the transfer restrictions set forth in Section 2.6 of the Original Indenture shall not apply to the transfer of the Exchange Notes and the Legend referred to in Section 2.6 of the Original Indenture shall not be required to be placed on each certificate representing the Exchange Notes. Pursuant to the Issuer's written order to the Trustee in accordance with the provisions of Section 2.1 of the Original Indenture, the Issuer shall execute and the Trustee shall authenticate and deliver (a) Series C Notes in denominations of $100,000 original principal amount in exchange for each $100,000 principal amount of outstanding Series A Notes, and in integral multiples of $1,000 original principal amount in exchange for each $1,000 in excess thereof, and (b) Series D Notes in denominations of $100,000 original principal amount in exchange for each $100,000 principal amount of outstanding Series B Notes, and in integral multiples of $1,000 original principal amount in exchange for each $1,000 in excess thereof, in each case if properly tendered by the Holder thereof together with a completed letter of transmittal in the form attached hereto as Exhibit B which is incorporated herein by this reference. Upon the surrender of any Old Notes as contemplated herein, such Old Notes shall be cancelled by the Trustee and no further amounts shall be due and payable on such Old Notes (except that any accrued but unpaid liquidated damages due pursuant to the Registration Rights Agreement shall remain due and payable) and (i) any interest accrued and unpaid on the Series A Notes through the date of such exchange, which shall be the date of authentication of the Series C Notes, shall from and after such exchange be represented by the Series C Notes and shall be payable as provided in the Series C Notes and (ii) any interest accrued and unpaid on the Series B Notes through the date of such exchange, which shall be the date of authentication of the Series D Notes, shall from and after such exchange be represented by the Series D Notes and shall be payable as provided in the Series D Notes. Interest shall accrue on the Series C Notes as described in Section 2.3 hereof; provided that the amount payable on the Series C Notes pursuant to
Section 2.3 will be offset by the amount of interest accrued on the Series A Notes prior to the date of exchange which is thereafter deemed payable on the Series C Notes under this Section 2.5. Interest shall accrue on the Series D Notes as described in Section 2.3 hereof; provided that the amount payable on the Series D Notes pursuant to Section 2.3 will be offset by the amount of interest accrued on the Series B Notes prior to the date of exchange which is thereafter deemed payable on the Series D Notes under this Section 2.5.

     Section 2.6  Treatment of Series.  For all purposes of the Indenture the
                  -------------------
Series A Notes and the Series C Notes shall be treated as the same series and the Holders of the Series A Notes and the Series C Notes shall vote and consent together on all matters as one class and none of the Holders of the Series A Notes or the Series C Notes shall have the right to vote or consent as a separate class on any matter. For all purposes of the Indenture the Series B Notes and the Series D Notes shall be treated as the same series and the Holders of the Series B Notes and the Series D Notes shall vote and consent together on all matters as one class and none of the Holders of the Series B Notes or the Series D Notes shall have the right to vote or consent as a separate class on any matter.

                                  ARTICLE III

                                 MISCELLANEOUS
                                 -------------

     Section 3.1  Execution of Supplemental Indenture.  This Second Supplemental
                  -----------------------------------
Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Second Supplemental Indenture forms a part thereof.

     Section 3.2  Concerning the Trustee.  The Trustee shall not be responsible
                  ----------------------
in any manner for or with respect to the validity or sufficiency of this Second Supplemental Indenture, or the due execution hereof by the Issuer, or for or with respect to the recitals and statements contained herein, all of which recitals and statements are made solely by the Issuer.

     Section 3.3  Counterparts.  This Second Supplemental Indenture may be
                  ------------
executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

     Section 3.4  GOVERNING LAW.  THIS SECOND SUPPLEMENTAL INDENTURE AND EACH
                  -------------
EXCHANGE NOTE ISSUED HEREUNDER SHALL, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SUCH
SECTION 5-1401).

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be duly executed as of            , 2001.


                                               AMEREN ENERGY GENERATING
                                               COMPANY, as Issuer


                                               By: _____________________________
                                                   Name:
                                                   Title:

                                               THE BANK OF NEW YORK, as Trustee


                                               By: _____________________________
                                                   Name:
                                                   Title:

                                                                       EXHIBIT A
                               FORM OF SECURITY

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

                        [FORM OF FACE OF EXCHANGE NOTE]


                          CUSIP [     ][     ][     ]

                                 [Common Code]
                                 [ISIN][    ]

No.

                                       $
                       AMEREN ENERGY GENERATING COMPANY
                 /*/ % Senior Notes, Series /**/ Due 20 /***/

     Ameren Energy Generating Company (the "Issuer"), for value received hereby
                                            ------
promises to pay to                     or registered assigns the principal sum
of                    Dollars at the Issuer's office or agency for said purpose
as provided in the Indenture referred to herein, on November 1,/***/      in
such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually in
______________________

/*/    Insert 7.75% or 8.35% as applicable.
/**/   Insert C or D as applicable.
/***/  Insert 2005 or 2010 as applicable.

arrears on May 1 and November 1 of each year, commencing November 1, 2001, on said principal sum in like coin or currency at the rate per annum set forth above at said offices or agencies from the date of original issuance or the most recent interest payment date to which interest on the Senior Notes of this series has been paid or duly provided for. Notwithstanding the foregoing, if the date hereof is after April 15 or October 15, as the case may be, and before the following May 1 or November 1, this Senior Note shall bear interest from such May 1 or November 1; provided, that if the Issuer shall default in the payment of interest due on such May 1 or November 1, then this Senior Note shall bear interest from the next preceding May 1 or November 1 to which interest on the Senior Notes of this series has been paid or duly provided for. The interest so payable on any May 1 or November 1 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Senior Note is registered at the close of business on the 15th day of April or the 15th day of October preceding such May 1 or November 1, whether or not such day is a Business Day; provided, that principal, premium, if any, and interest shall be paid by mailing on the interest payment date a check for such to or upon the written order of the registered Holders of Senior Notes of this series entitled thereto at their last address as it appears on the Senior Notes Register or, upon written application to the Trustee by a Holder of $1,000,000 or more in aggregate principal amount of Senior Notes of this series, by wire transfer on the interest payment date of immediately available funds to an account maintained by such Holder with a bank or other financial institution. Interest on this Senior Note shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Additional Interest shall accrue on this Senior Note under the circumstances provided for in the Registration Rights Agreement.

     Interest on overdue principal and (to the extent permitted by applicable law) on overdue installments of interest (including without limitation during the 5-day period referred to in Section 4.1(b) of the Indenture) shall accrue at the rate per annum set forth above.

     The Senior Notes of this series are payable on a parity basis with the Issuer's /*/ % Senior Notes, Series /*****/ Due 20 /***/ (the "Old Notes") issued under the Indenture and the First Supplemental Indenture, dated as of
November 1, 2000 in the aggregate principal amount of $        /****/. The
Senior Notes of this series are being issued in exchange for a like principal amount of Old Notes and the combined aggregate principal amount of the Senior Notes of this series and the Old Notes outstanding at any one time is limited to
$        /****/. Pursuant to the Indenture, the Old Notes and the Senior Notes
of this series shall be treated as the same series and the holders of the Old Notes and the Senior Notes of this series shall vote and consent together on all matters as one class and none of the holders of the Old Notes or the Senior Notes of this series shall have the right to vote or consent as a separate class on any matter.

     Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

_______________________

/*/    Insert 7.75% or 8.35% as applicable.
/***/  Insert 2005 or 2010 as applicable.
/****/ Insert $225,000,000 or $200,000,000 as applicable.
/*****/Insert A or B as applicable.

     This Senior Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory, until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.



                                                THE BANK OF NEW YORK, as Trustee


                                                By:_____________________________
                                                   Name:
                                                   Title:
(SEAL)
Attested:


By:______________________________
Name:
Title:




_______________

                      [FORM OF REVERSE OF EXCHANGE NOTE]

                       AMEREN ENERGY GENERATING COMPANY

                  /*/ % Senior Notes, Series /**/ Due 20  /***/


     This Senior Note is one of a duly authorized issue of debt securities of
the Issuer, limited to the aggregate principal amount of $             /****/
(except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an Indenture dated as of November 1, 2000 as supplemented by
the Second Supplemental Indenture dated as of                , 2001 (as so
supplemented, the "Indenture"), duly executed and delivered by the Issuer to the
                   ---------
Trustee. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders (the words "Holders" or "Holder" meaning the registered holders or
                    -------      ------
registered holder) of the Senior Notes. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

     In case an Event of Default shall have occurred and be continuing, the principal of all the Securities may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Securities then Outstanding and that, prior to any such declaration, such Holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or premium, if any, or interest on any of the Securities and as otherwise provided in the Indenture. Any such consent or waiver by the Holder of this Senior Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Senior Note and any Security which may be issued in exchange or substitution hereof, whether or not any notation thereof is made upon this Senior Note or such other Security.

     The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding considered as one class, evidenced as in the Indenture provided, to modify the Indenture or any supplemental indentures or the rights of the Holders of the Senior Notes; provided that no such modification shall (a) change the Stated Maturity of the
--------
principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or impair or affect the right of any Holder of the Security to institute suit for the payment thereof without the consent of the Holder of each Security so affected; or (b)(i) reduce the aforesaid percentage of Securities, the consent of the Holders of

_________________

/*/    Insert 7.75% or 8.35% as applicable.
/**/   Insert C or D as applicable.
/***/  Insert 2005 or 2010 as applicable.
/****/ Insert $225,000,000 or $200,000,000 as applicable.

which is required for any such modification or the percentage of Securities, the consent of Holders of which is required for any waiver provided for in the Indenture; (ii) change any obligation of the Issuer to maintain an office or agency for payment of and transfer and exchange of the Securities; or (iii) make certain changes to provisions relating to waiver or to the provision for supplementing the Indenture; in each case without the consent of the Holders of all Securities then Outstanding.

     No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Senior Note at the place, times, and rate, and in the currency, herein prescribed.

     The Senior Notes are issuable only as registered Senior Notes without coupons in denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

     At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Senior Notes may be presented for exchange for a like aggregate principal amount of Senior Notes of other authorized denominations.

     Upon due presentment for registration of transfer of this Senior Note at the above-mentioned office or agency of the Issuer, a new Senior Note or Senior Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     The Senior Notes may be redeemed in whole or in part (if in part, by lot or by such other method as the Trustee shall deem fair or appropriate) prior to Stated Maturity at the option of the Issuer, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Senior Notes, all as provided in the Indenture, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption, plus the Applicable Premium.

     Subject to payment by the Issuer of a sum sufficient to pay the amount due on redemption, interest on this Senior Note shall cease to accrue upon the date duly fixed for redemption of this Senior Note.

     The Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee, may deem and treat the registered Holder hereof as the absolute owner of this Senior Note (whether or not this Senior Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of, or premium, if any, or the interest on this Senior Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

Dated:

     This is one of the Senior Notes referred to in the within-mentioned Indenture.


                                              THE BANK OF NEW YORK, as Trustee


                                              By:_______________________________
                                                      Authorized Signatory

                             [FORM OF ASSIGNMENT]

I or we assign and transfer this Security to:

             (Insert assignee's social security or tax I.D. number)


_________________________________________________________
_________________________________________________________
_________________________________________________________
_________________________________________________________
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

_______________________________________________
_______________________________________________

Agent to transfer this Security on the books of the Issuer. The Agent may substitute another to act for him.

Date: ___________________         Your Signature: ___________________


                                         ____________________________
                                         (Sign exactly as your name
                                         appears on the other side of
                                         this Security)

               *Signature Guarantee:________________________

               *Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

                                                                       EXHIBIT B

                             LETTER OF TRANSMITTAL

                                [To be attached]